Exhibit (e)(2)                    [Letterhead of Farmers New World Life Insurance Company]
Variable Universal Life Application Supplement

Proposed Insured:	__________________________________________	Policy Number:	__________________________________
Plan: LifeAccumulator (Please use form 31-4312 for FVUL or FVA)

Premium Allocation:	Indicate how premiums are to be allocated, until later changed by you. (Note: if no allocation is selected, 100% of premium will be allocated to the fixed account.) The initial premium payment will be allocated to the fixed account for the period described in the prospectus.

☐	I have elected to allocate my premiums as follows: (All allocations must total 100%. Percentages must be in whole numbers.)

☐	Fidelity Variable Insurance Products Funds (“VIP”) (Service Class Shares)	☐	Principal Variable Contracts Fund, Inc (Class 2 Shares) Equity Funds
	___% VIP Growth Portfolio		___% Equity Income Account 1
___% Growth Account
☐	Franklin Templeton Variable Insurance Products Trust (Class 2 Shares)		___% LargeCap Blend Account ___% Diversified International Account
	___% Franklin Small Cap Value Securities Fund		___% MidCap Stock Account ___% SmallCap Growth Account
☐	Goldman Sachs Variable Insurance Trust		___% West Coast Equity Account
	___% Structured Small Cap Equity Fund	☐	Principal Variable Contracts Fund, Inc (Class 2 Shares) Fixed-Income Funds
☐	Janus Aspen Series		___% Income Account
	___% Mid Cap Growth Portfolio (Service Shares)		___% Money Market Account
___% Short -Term Income Account
___% Mortgage Securities Account
☐	DWS Investments VIT Funds	☐	Principal Variable Contracts Fund, Inc (Class 2 Shares)
	(Class B Shares)		Strategic Asset Management Portfolios
	___% DWS Equity 500 Index VIP		___% SAM Balanced Portfolio
___% SAM Conservative Balanced Portfolio
☐	DWS Variable Series II (Class A Shares)		___% SAM Conservative Growth Portfolio
	___% DWS Dreman High Return Equity VIP		___% SAM Flexible Income Portfolio
___% SAM Strategic Growth Portfolio
		☐	___% Fixed Account (Must be used if DCA Requested)
Optional Feature Elected:

☐	I elect Dollar Cost Averaging (DCA):
DCA $___($100 minimum) per month from the fixed account to:
(All allocations must total 100%. Percentages must be in whole numbers. Minimum of one and maximum of eight sub-accounts.)

☐	Fidelity Variable Insurance Products Funds (“VIP”) (Service Class Shares)	☐	Principal Variable Contracts Fund, Inc (Class 2 Shares) Equity Funds
	___% VIP Growth Portfolio		___% Equity Income Account 1 ___% Growth Account
☐	Franklin Templeton Variable Insurance Products Trust (Class 2 Shares)		___% LargeCap Blend Account ___% Diversified International Account
	___% Franklin Small Cap Value Securities Fund		___% MidCap Stock Account
___% SmallCap Growth Account
☐	Goldman Sachs Variable Insurance Trust		___% West Coast Equity Account
	___% Structured Small Cap Equity Fund	☐	Principal Variable Contracts Fund, Inc (Class 2 Shares) Fixed-Income Funds
☐	Janus Aspen Series		___% Income Account
	___% Mid Cap Growth Portfolio (Service Shares)		___% Money Market Account
___% Short -Term Income Account
☐	DWS Investments VIT Funds (Class B Shares)		___% Mortgage Securities Account
	___% DWS Equity 500 Index VIP	☐	Principal Variable Contracts Fund, Inc (Class 2 Shares) Strategic Asset Management Portfolios
☐	DWS Variable Series II (Class A Shares)		___% SAM Balanced Portfolio
	___% DWS Dreman High Return Equity VIP		___% SAM Conservative Balanced Portfolio
___% SAM Conservative Growth Portfolio
___% SAM Flexible Income Portfolio
___% SAM Strategic Growth Portfolio
The starting balance of the fixed account must be at least equal to the requested transfer amount. Transfers will continue until the Policy Owner instructs otherwise, or until there is not enough money in the fixed account to make the transfer, whichever is earlier.

Continued on Page 2	Farmers New World Life Insurance Company
Mercer Island Life Office: 3003 77th Ave. S.E., Mercer Island, WA 98040 (206) 232-8400
Columbus Life Office: PO Box 182325, Columbus, OH 43218-2325 (614) 764-9975
Variable Policy Service Office: PO Box 724208, Atlanta, GA 31139

Suitability Information on Policy Owner — Print name of Policy Owner if other than Insured:__________________________

	Federal Income	Net Worth
Annual Earnings	Tax Rate	(including residence)	Financial & Investment Objectives	Risk Tolerance

☐ $0 — $50,000	☐ 15%	☐ $0-$150,000	☐ Increase current income	☐ Conservative
☐ $50,001 — $100,000	☐ 27%	☐ $150,001 -	☐ Aggressive Growth	☐ Moderate
☐ $100,001 — $250,000	☐ 30%	$250,000	☐ Combination of the above	☐ Aggressive
☐ over $250,000	☐ 35%	☐ $250,001 -	☐ Other______________
	☐ 38%	$500,000
☐ over $500,000
Illustration Assumptions:
The Flexible Premium Variable Universal Life product was illustrated under the following assumptions:
(Please attach a copy of the illustration and select one of the following assumptions)

☐	Premium Payment Assumption

Annual planned premium of $ until age OR for years
Enter age or number of years

Begin withdrawals* at age until age OR for years
Enter age range or number of years

☐	Annual Withdrawal* Assumption

Annual withdrawal* of $ from age until age OR for years
Enter age range or number of years

Begin making planned premium payments at age until age OR for years
Enter age range or number of years

* Withdrawals are taken as partial surrenders and policy loans.
Illustrative rate of return ______________% Death Benefit Amount $_________________

Remarks:

Telephone Transfer Authorization:
     All States Except North Dakota:
I (we) AUTHORIZE Farmers New World Life to act upon my telephone transfer requests. I (we) understand and agree that telephone transfers will be subject to the conditions of the policy, the administrative requirements, and the provisions of the product’s prospectus.
Telephone transfer is authorized unless the following box is checked: ☐ I (we) prefer NOT to authorize telephone transfers.
     North Dakota Residents Only:
Telephone Transfer is Authorized: ☐ Yes ☐ No
Telephone transfer among the subaccounts and the fixed account are subject to the conditions of the Telephone Transfer Agreement. By requesting this authorization, I (we), as Owner agree and understand that:
1.	Neither the Company nor its agents or representatives who act on its behalf shall be subject to any claim; loss; liability; cost; or expense; if it acts in good faith in following instructions pursuant to this authorization.

2.	Transfer will be made subject to the conditions of the policy, administrative regulations of the Company, and the prospectus.

3.	Transfers from a subaccount shall be based on the accumulation unit value next determined following receipt of a valid, complete, telephone transfer instruction.

4.	This authorization shall continue in force until the earlier of receipt of written revocation from the owner, or the Company discontinuing this privilege.
I (we) understand that as a condition of allowing telephone instructions be made, the Company, at its sole option and without prior notice to the owner, any person or representative, may record all or part of any telephone conversation containing such instructions.
All terms are binding on my agents, heirs, and assignees.
I (we) understand that THE AMOUNT AND DURATION OF THE DEATH BENEFIT MAY VARY UNDER THE SPECIFIED CONDITIONS. POLICY VALUES MAY INCREASE OR DECREASE IN ACCORDANCE WITH THE INVESTMENT EXPERIENCE OF THE SEPARATE ACCOUNT. ILLUSTRATIONS OF BENEFITS INCLUDING DEATH BENEFITS; POLICY VALUES; AND CASH SURRENDER VALUES; ARE AVAILABLE UPON REQUEST. I (we) acknowledge receipt of the current prospectus for the policy and for the underlying funds representing the Premium Allocation options elected above. All statements and answers to the above questions are, to the best of my knowledge and belief, complete and true. I (we) agree that they shall form a part of my application and that they shall be subject to the terms of the Acknowledgement & Authorization found in the application. I (we) also certify that I (we) have read the Fraud Warnings and Other Notices listed on form 31-4226 for my (our) state of residence, if any.

Signed at:

	City and State	Signature of Proposed Insured
Dated on:

	Month, Day, Year	Signature of Policy Owner (if other than Insured)

Signature of Agent as witness